Exhibit 99.1

NEWS RELEASE

Company Contact:
Terri MacInnis, Director of Investor Relations Bibicoff & Associates, Inc. Phone: (818) 379-8500
Email: terrimac@bibicoff.com

Command Security to Commence Trading on American Stock Exchange

LAGRANGEVILLE, N.Y., JUNE 6, 2007 -- Command Security Corporation (OTCBB:CMMD) announced that its shares of common stock have been approved for listing on the American Stock Exchange (the “AMEX”) and anticipates that such shares will begin trading on the AMEX on June 8, 2007 under the ticker symbol “MOC.”

“We are pleased that our Company has reached another significant milestone. We expect that trading on the American Stock Exchange will increase our visibility in the marketplace and increase the liquidity for our shares,” said Barry I. Regenstein, President of Command Security. “This listing is an important step as we seek to build shareholder value for Command’s growing business.”

Command Security was approved for listing on the Amex based upon a review by an Exchange Listing Qualifications Panel (the “Panel”) which authorized approval of the listing pursuant to the Alternative Listing Standards set forth in Section 1203(c)(i)(B) of the AMEX Company Guide. The Company currently satisfies all of the criteria in that Section.

The Company currently satisfies all but one of the criteria for the Amex’s regular Initial Listing Standards 1 and 2 specified in Section 101 of the Amex Company Guide. The criteria which the Company did not meet were the Minimum Pre-Tax Income from Continuing Operations for Standard 1 and the Minimum Market Value of Public Float for Standard 2. The Company satisfies all but two of the criteria for regular Initial Listing Standards 3. It did not meet the Minimum Market Capitalization and the Minimum Market Value of Public Float for Standard 3. The Company satisfies all but three of the criteria for regular Listing Standards 4. It did not meet the Minimum Total Assets and Revenue, Minimum Market Capitalization and the Minimum Market Value of Public Float for Standard 4.

However, the Panel affirmatively determined that there are mitigating factors that warrant listing of the Company’s common shares on the AMEX pursuant to the Alternative Listing Standards. Specifically, the Panel noted the Company’s long operating history, recent positive trends in its revenue growth and profitability, good growth prospects for the security services industry, and the potential for the Company to grow through acquisitions and/or consolidations due to the fragmented nature of the security services industry.

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COMMAND RECEIVES AMEX LISTING APPROVAL	PAGE TWO

The AMEX Panel’s approval is contingent upon the Company being in compliance with the Alternative Listing Standards at the time the Company’s common shares begin trading on the AMEX, and may be rescinded if the Company is not in compliance with such standards. Once Command Security’s common shares commence trading on the AMEX, the Company will enjoy all of the same privileges and be subject to all of the same regulations as any other company whose shares are listed on the AMEX, regardless of the Listing Standard used to determine the Company’s eligibility.

About Command:

Command Security Corporation (www.commandsecurity.com) provides aviation and security officer services through over thirty company-owned offices in California, Connecticut, Delaware, Florida, Illinois, Maine, Maryland, Massachusetts, Nevada, New Jersey, New York, Oregon, Pennsylvania and Washington.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the Company to successfully commercialize its new technologies as well as risk factors set forth under “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2006, and such other risks detailed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For more information concerning the Company, please refer to its website at www.commandsecurity.com and to the Edgar website www.sec.gov/edgar.shtml.

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